UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2022

Roblox Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39763	20-0991664
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

970 Park Place, San Mateo, California	94403
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 858-2569

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	RBLX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Principal Accounting Officer

On July 26, 2022, Roblox Corporation (the “Company”) appointed Amy Rawlings to the position of Chief Accounting Officer, effective July 26, 2022. In this position, she will serve as the Company’s Principal Accounting Officer for the purposes of the Securities Exchange Act of 1934, as amended. Deepika Gupta will cease serving in the capacity of interim Principal Accounting Officer of the Company upon the effective date of Ms. Rawlings’ appointment and will continue to serve as the Company’s Senior Director of Technical Accounting and Reporting.

Ms. Rawlings, 38, previously served as the Chief Accounting Officer of Zynga Inc. from August 2021 to July 2022. Between June 2010 and August 2021, Ms. Rawlings served in various roles at Zynga Inc., most recently as its Vice President – Corporate Controller. From October 2006 to May 2010, Ms. Rawlings served as an Audit Senior at Ernst & Young LLP. Ms. Rawlings received a B.A. in Business Economics with an emphasis in Accounting from the University of California, Santa Barbara, and is a Certified Public Accountant in the state of California.

In connection with Ms. Rawlings’ appointment as Chief Accounting Officer, she will receive an annual base salary of $500,000 and restricted stock units covering shares of the Company’s Class A common stock valued at $3.0 million, determined by dividing that amount by the 20 trading day average closing price of the Company’s Class A Common Stock on the New York Stock Exchange (the “RSU Award”). The RSU Award will vest subject to Ms. Rawlings’ continued employment with the Company on the applicable vesting dates, as may be determined by the Company’s Board of Directors. The RSU Award will be subject to the Company’s 2020 Equity Incentive Plan and Form of Restricted Stock Unit Agreement. She will additionally be eligible for quarterly equity refresh awards, in accordance with the Company’s current practices. The Company will also enter into its standard form of indemnification agreement with Ms. Rawlings.

There are no arrangements or understandings between Ms. Rawlings and any other persons in connection with Ms. Rawlings’ appointment as Chief Accounting Officer. There are also no family relationships between Ms. Rawlings and any director or executive officer of the Company and Ms. Rawlings has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ROBLOX CORPORATION

Date: July 28, 2022	By:	/s/ Mark Reinstra
Mark Reinstra
General Counsel and Secretary